Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2017 RESULTS AND DECLARES SECOND QUARTER 2017 DIVIDEND

Boston, Massachusetts, May 3, 2017.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2017 results. Net income for the quarter ended March 31, 2017 was $12.0 million, or $0.79 per diluted share, compared to net income of $12.7 million, or $0.84 per diluted share, for the comparable 2016 period. Safety’s book value per share increased to $44.54 at March 31, 2017 from $44.27 at December 31, 2016.  Safety paid $0.70 per share in dividends to investors during the quarters ended March 31, 2017 and,  2016,  respectively. Safety paid $2.80 per share in dividends to investors during the year ended December 31, 2016.

Direct written premiums for the quarter ended March 31,  2017 increased  by $3.7 million, or 1.9%, to $199.7 million from $196.0 million for the comparable 2016 period. The 2017 increase occurred primarily in our homeowners and private passenger automobile lines of business, which experienced increases in average written premium per exposure of  4.3% and 4.1% respectively. Our commercial passenger automobile line of business has also experienced an increase of 2.3% in average written premium per exposure.

Net written premiums for the March 31,  2017 increased by $5.2 million, or 2.8%, to $190.9 million from $185.7 million for the comparable 2016 period. Net earned premiums for the quarter ended March 31, 2017 increased by $4.0 million, or 2.2%, to $189.7 million from $185.7 million for the comparable 2016 period.  Net written and net earned premiums increased primarily due to increases in our homeowners and automobile business as discussed above.

For the quarter ended March 31, 2017, loss and loss adjustment expenses incurred increased by $2.4 million, or 1.9%, to $128.4 million from $126.0 million for the comparable 2016 period.  Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended March 31, 2017 were 67.7%,  31.5%, and 99.2%, respectively, compared to 67.9%,  30.1%, and 98.0%, respectively, for the comparable 2016 period. Total prior year favorable development included in the pre-tax results for the quarter ended March 31, 2017 was $10.4 million compared to $10.1 million for the comparable 2016 period.

Net investment income for the quarter ended March 31, 2017 decreased by $0.5 million, or 5.5%, to $9.1 million from $9.6 million for the comparable 2016 period.  The decrease is a result of fixed maturity amortization related to prepayment activities.    Net effective annualized yield on the investment portfolio for the quarter ended March 31, 2017 was 2.9% compared to 3.2% for the comparable 2016 period. Our duration was 4.1 years at March 31, 2017 and  4.3 years at December 31, 2016, respectively.

Today, our Board of Directors approved and declared a quarterly cash dividend of $0.70 per share on the issued and outstanding common stock, payable on June 15, 2017 to shareholders of record at the close of business on June 1, 2017.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company which are Boston, MA based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31,  2016 Form 10-K with the SEC on February 24,  2017 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31,  2016 filed with the SEC on February 24,  2017.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, at fair value (amortized cost: $1,124,243 and $1,142,663)	$1,139,788	$1,154,269
Equity securities, at fair value (cost: $92,744 and $92,326)	108,120	105,095
Other invested assets	24,025	21,142
Total investments	1,271,933	1,280,506
Cash and cash equivalents	32,241	20,052
Accounts receivable, net of allowance for doubtful accounts	183,945	187,696
Receivable for securities sold	4,850	7,098
Accrued investment income	9,559	8,858
Taxes recoverable	—	—
Receivable from reinsurers related to paid loss and loss adjustment expenses	31,572	29,504
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	87,246	83,724
Ceded unearned premiums	27,704	28,585
Deferred policy acquisition costs	70,568	70,996
Deferred income taxes	309	3,083
Equity and deposits in pools	25,295	24,675
Other assets	15,808	13,469
Total assets	$1,761,030	$1,758,246

Liabilities
Loss and loss adjustment expense reserves	$569,549	$560,321
Unearned premium reserves	418,311	418,033
Accounts payable and accrued liabilities	49,051	66,805
Payable for securities purchased	11,288	5,564
Payable to reinsurers	5,825	13,502
Taxes payable	1,537	1,110
Other liabilities	27,620	22,185
Total liabilities	1,083,181	1,087,520

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,498,644 and 17,430,189 shares issued	175	174
Additional paid-in capital	186,071	184,549
Accumulated other comprehensive income, net of taxes	20,098	15,843
Retained earnings	555,340	553,995
Treasury stock, at cost: 2,279,570 shares	(83,835)	(83,835)
Total shareholders’ equity	677,849	670,726
Total liabilities and shareholders’ equity	$1,761,030	$1,758,246

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016

Net earned premiums	$189,711	$185,654
Net investment income	9,095	9,627
Earnings from partnership investments	113	878
Net realized gains (losses) on investments	1,542	(323)
Net impairment losses on investments (a)	—	(292)
Finance and other service income	4,309	4,285
Total revenue	204,770	199,829

Losses and loss adjustment expenses	128,430	125,979
Underwriting, operating and related expenses	59,670	55,957
Interest expense	22	22
Total expenses	188,122	181,958

Income before income taxes	16,648	17,871
Income tax expense	4,629	5,201
Net income	$12,019	$12,670

Earnings per weighted average common share:
Basic	$0.80	$0.84
Diluted	$0.79	$0.84

Cash dividends paid per common share	$0.70	$0.70

Number of shares used in computing earnings per share:
Basic	14,980,005	14,903,958
Diluted	15,096,728	14,936,017
(a)	No portion of the other-than-temporary impairments recognized in the period indicated were included in comprehensive income

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Written Premiums
Direct	$199,666	$195,952
Assumed	8,592	7,140
Ceded	(17,388)	(17,440)
Net written premiums	$190,870	$185,652

Earned Premiums
Direct	$199,254	$194,295
Assumed	8,726	7,675
Ceded	(18,269)	(16,316)
Net earned premiums	$189,711	$185,654